UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 10, 2022

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

6465 South Greenwood Plaza, Suite 400, Centennial, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-6605

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DHX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On June 10, 2022, DHI Group, Inc. (the “Company”), Dice Inc. and Dice Career Solutions, Inc. (collectively, the “Borrowers”), as borrowers, entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) among the various lenders party thereto (collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and BMO Harris Bank N.A., as co-syndication agents and TD Bank, N.A., and Citizens Bank, N.A. as co-documentation agents, with JPMorgan Chase Bank, N.A.; BofA Securities, Inc.; and BMO Harris Bank N.A. as joint bookrunners and joint lead arrangers. The Borrowers’ obligations under the Credit Agreement are guaranteed by one of the Company’s wholly-owned subsidiaries, Targeted Job Fairs, Inc., and secured by substantially all of the assets of the Borrowers and the guarantor. Terms that are capitalized but not defined herein have the meanings given to them in the Credit Agreement.

The Credit Agreement provides for a revolving facility of $100 million maturing on June 10, 2027 (the "Revolving Facility"). At the closing of the Credit Agreement, the Borrowers borrowed $30 million under the Revolving Facility to repay, in full, all outstanding indebtedness, including accrued interest, under the Prior Credit Agreement (as defined in Item 1.02 below).

Borrowings under the Credit Agreement bear interest, at the Company’s option, at a SOFR rate or base rate plus a margin. The margin ranges from 2.00% to 2.75% on SOFR and RFR loans and 1.00% to 1.75% on base rate loans, determined by the Company’s most recent consolidated leverage ratio.

The Credit Agreement contains various customary affirmative and negative covenants and also contains certain financial covenants, including a maximum consolidated leverage ratio and a maximum consolidated interest coverage ratio. Negative covenants include, but are not limited to, restrictions on incurring certain liens; making certain payments, like stock repurchases and dividend payments; making certain investments; making certain acquisitions; and incurring certain additional indebtedness. The Credit Agreement also provides that the payment of obligations may be accelerated upon the occurrence of customary events of default, including, but not limited to, non-payment, change of control, or insolvency.

Interest rates and covenants in the Credit Agreement are substantially consistent with the previous amended and restated credit agreement and the Revolving Facility may be prepaid at any time without penalty.

The foregoing description of the Credit Agreement is a summary and does not contain all of the exceptions and qualifications that may apply and is qualified in its entirety by the full text of the Credit Agreement, which will be filed as an exhibit to the Company's quarterly report on form 10-Q for the quarter ending June 30, 2022.

ITEM 1.02.     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On June 10, 2022, the Company used $30 million of borrowings under the Revolving Facility to repay in full all outstanding indebtedness, including accrued interest, under the previous amended and restated credit agreement, dated as of November 14, 2018 and amended June 22, 2021 by and among DHI Group, Inc., Dice Inc. and Dice Career Solutions, Inc., as borrowers, eFinancialCareers, Inc. and Targeted Job Fairs, Inc., as guarantors, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (the "Prior Credit Agreement"). The Prior Credit Agreement was terminated upon repayment of the outstanding indebtedness.

ITEM 2.03.     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth in Item 1.01 above with respect to the entry into the Credit Agreement is incorporated by reference herein.

ITEM 7.01    REGULATION FD DISCLOSURE.

On June 13, 2022, the Company issued a press release announcing its entry into the Credit Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)Financial Statements of Business Acquired.
Not applicable.
(b)Pro Forma Financial Information.
Not applicable.
(c)Shell Company Transactions.
Not applicable.
(d)Exhibits.

EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated June 13, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	June 13, 2022	By: /S/ Kevin Bostick
Name: Kevin Bostick
Title: Chief Financial Officer